EXHIBIT 99.1

American Eagle Outfitters Signs Times Square Real Estate Deal with Jeff Sutton and SL Green Joint Venture
More than 25,000 Square Feet of Retail Space at Corner of 46th
Street and Broadway is Largest in AEO History

PITTSBURGH, PA - December 5, 2007 - American Eagle Outfitters (NYSE:AEO) today announced that it has signed a multi-year lease for more than 25,000 square feet of prime retail space in the heart of New York City's Times Square, located at 1551 Broadway at 46th Street. The new American Eagle Outfitters flagship store will be the company's largest in the world. Jeff Sutton, in a joint venture with SL Green Realty Corp. (NYSE:SLG), will build a state-of-the-art structure designed specifically for American Eagle Outfitters from the ground up.

"American Eagle Outfitters looks forward to creating a world-class shopping destination for the people of New York, as well as customers from around the world at the Times Square flagship store," said Jim O'Donnell, chief executive officer, American Eagle Outfitters, Inc. "Working closely with Jeff Sutton and SL Green, our goal is to set a new standard in specialty retail and store innovation."

The property will comprise three levels of retail space for AEO brands including American Eagle and the company's intimates and dormwear line, aerie. Additionally, the new flagship will feature more than 15,000 square feet of multi-media external signage rising 25 stories high, creating more than 1.5 million customer impressions every day.

About American Eagle Outfitters:

American Eagle Outfitters, Inc. (NYSE:AEO) is a leading retailer that operates under the American Eagle Outfitters(R) and MARTIN + OSA(TM) brands.

American Eagle Outfitters designs, markets and sells its own brand of laidback, current clothing targeting 15 to 25 year-olds, providing high-quality merchandise at affordable prices. The original collection includes standards like jeans and graphic Ts as well as essentials like accessories, outerwear, footwear, basics and swimwear. American Eagle currently operates 855 stores in 50 states, the District of Columbia and Puerto Rico, and 75 AE stores in Canada. American Eagle also operates ae.com(R), which offers additional sizes and styles of favorite AE(R) merchandise and ships to more than forty countries around the world. The American Eagle(R) brand also includes a Dormwear(R) collection, aerie(TM), which is available in 38 standalone stores, American Eagle stores and at aerie.com. The collection includes bras, undies, camis, hoodies, robes, boxers, sweats and leggings for the AE girl. Designed to be sweetly sexy, comfortable and cozy, the aerie brand offers AE customers a new way to express their personal style everyday, from the dormroom to the coffee shop to the classroom. 77E, a new multi-channel entertainment platform, features original and user-generated content on ae.com, in AE stores, on television, and on Web sites such as YouTube, MySpace and Facebook.

MARTIN + OSA, a concept targeting 28 to 40 year-old women and men, offers refined casual clothing and accessories, designed to be valuable, irresistible, inspiring, authentic and adventurous. MARTIN + OSA currently operates 19 stores. For additional information and updates, visit www.martinandosa.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically regarding fourth quarter earnings. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company's control. Such factors include, but are not limited to the risk that the company's fourth quarter earnings expectations may not be achieved, and the risks described in the Risk Factor Section of the company's Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:
American Eagle Outfitters, Inc.
Jani Strand, 724-831-3566
strandj@ae.com